Calculation of Filing Fee Tables
S-3
CubeSmart
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, $0.01 par value per share	457(a)	13,510,817	$ 41.11	$ 555,429,686.87	0.0001531	$ 85,036.29
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 555,429,686.87		$ 85,036.29
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,500.23
			Net Fee Due:						$ 71,536.06
Offering Note
[1]	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based on the average of the high and low prices of our common shares of beneficial interest, par value $0.01 per share ("Common Shares"), on The New York Stock Exchange on February 28, 2025. The proposed maximum offering price per Common Share will be determined from time to time in connection with, and at the time of, the sale of the Common Shares registered hereunder. This registration fee table shall be deemed to update the "Calculation of Filing Fee Tables" in the Company's Registration Statement on Form S-3 (File No. 333-270248) filed on March 3, 2023 (the "Registration Statement") in accordance with Rules 456(b) and 457(r) under the Securities Act.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	CubeSmart	S-3	333-270248	03/03/2023		$ 13,500.23	Equity	Common Shares, $0.01 par value per share	3,510,817
Fee Offset Sources		CubeSmart	S-3	333-270248		03/03/2023						$ 0.00
Fee Offset Sources		CubeSmart	S-3	333-236886		03/04/2020						$ 13,500.23
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has previously registered 5,847,298 Common Shares, offered by means of a 424(b)(5) prospectus supplement, dated March 3, 2023 (the "Prior Prospectus Supplement"), pursuant to the Registration Statement. In connection with the filing of the Prior Prospectus Supplement, the amount of the registration fee was $22,484.76. As of the date of this prospectus supplement, 3,510,817 Common Shares remain unsold under the Prior Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $13,500.23 that has already been paid and remains unused with respect to the unsold Common Shares that were previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $85,036.29 due for this offering. The remaining balance of the registration fee, $71,536.06, has been paid in connection with this offering. The registrant has terminated the offering that included the unsold Common Shares under the Prior Prospectus Supplement.